Exhibit 99.1

SUBSCRIPTION AGREEMENT

Electrum Mining Limited
808 Nelson Street, Suite 2103
Vancouver, British Columbia
Canada

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing __________________________________________________ (__________) shares of Common Stock of Bulldog Financial, Inc. (the "Company") at a price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Douglas Scheving solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Scheving.

MAKE CHECK PAYABLE TO: Electrum Mining Limited

Executed this _____ day of ___________________, 2004.

_______________________________________	_______________________________________
Signature of Purchaser
_______________________________________

_______________________________________
Address of Purchaser

_______________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

Electrum Mining Limited

By:	_________________________________________

Title:	_________________________________________